UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 9, 2010
THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events
     On April 9, 2010, The Talbots, Inc. (“Talbots”) issued a press release announcing the final tabulated results of its offer to exchange (the “Exchange Offer”) each outstanding warrant to acquire shares of common stock (“BPW Warrant”) of BPW Acquisition Corp. (“BPW”) for shares of Talbots common stock (“Talbots Common Stock”) or warrants to acquire shares of Talbots Common Stock (“Talbots Warrants”) and the related proration calculations. The Exchange Offer expired at 9:00 p.m., New York City time, on Tuesday, April 6, 2010. The exchange agent reported a final count of 31,500,000 BPW Warrants tendered, reflecting 90.0% of BPW Warrants issued in BPW’s initial public offering.
     Talbots Common Stock was elected with respect to 1,037,907 tendered BPW Warrants. Holders of these warrants will receive, in exchange for each such BPW Warrant tendered, 0.09853 shares of Talbots Common Stock. Talbots Warrants were elected with respect to 30,462,093 tendered BPW Warrants. The maximum aggregate number of Talbots Warrants issuable pursuant to the terms of the Exchange Offer is 17,242,750. BPW warrantholders elected to receive Talbots Warrants in excess of the maximum aggregate number issuable, and, as a result, those BPW warrantholders who elected to receive Talbots Warrants will have their elections prorated such that they will receive, per BPW Warrant tendered, 0.56604 Talbots Warrants and 0.04193 shares of Talbots Common Stock.
     The aggregate Exchange Offer consideration to be paid to participating BPW warrantholders consists of 2,835,346 shares of Talbots Common Stock and 17,242,750 Talbots Warrants. No fractional shares of Talbots Common Stock or fractional Talbots Warrants will be issued in the Exchange Offer. BPW warrantholders who would otherwise be entitled to fractional shares of Talbots Common Stock or fractional Talbots Warrants will receive cash in lieu thereof.
     A copy of Talbots’ press release dated April 9, 2010 announcing the final results of the Exchange Offer is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     The exhibits listed below are filed herewith.
     (d) Exhibits
99.1	Press Release issued by The Talbots, Inc. dated April 9, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: April 12, 2010	By:	/s/ Richard T. O’Connell, Jr.
		Name:	Richard T. O’Connell, Jr.
		Title:	Executive Vice President, Real Estate, Legal, Store Planning & Design and Construction, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by The Talbots, Inc. dated April 9, 2010.